EXHIBIT NO. 4.1
---------------

                           CERTIFICATE OF DESIGNATION
                           CREATING SERIES F PREFERRED
                                    STOCK OF
                              OCG TECHNOLOGY, INC.

                       (Pursuant to Section 151(g) of the
                General Corporation Law of the State of Delaware)


         OCG Technology, Inc. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         That, in accordance with the provisions of Article FOURTH of the Certificate of Incorporation of the Corporation, the following resolution was duly adopted by the Board of Directors of the Corporation:

         RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by Article FOURTH of the Corporation's Certificate of Incorporation, as amended, a series of Preferred Stock of the Corporation be, and it hereby is, created out of the authorized but unissued shares of the capital stock of the Corporation, such series to be designated Series F Preferred Stock, to consist of a maximum of 400,000 shares, par value $.10 per share, of which the preferences and other rights, and the qualifications, limitations or restrictions thereof, shall be as follows (in addition to those fixed by Article FOURTH of the Corporation's Certificate of Incorporation):

Certain Definitions. Unless the context otherwise requires, the terms defined in this Section 1 shall have, for all purposes of this resolution, the meanings herein specified.

Common Stock. The term "Common Stock" shall mean all shares of Common Stock of the Corporation now or hereafter authorized and any other stock of the Corporation howsoever designated, whether now or hereafter authorized, that has the right (subject always to prior rights of the Preferred Stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to amount or percentage.

Series F Preferred Stock. The term "Series F Preferred Stock" shall mean the class of Preferred Stock, par value $.10 per share, authorized on the filing date of this certificate with the Secretary of State of the State of Delaware by the resolution set forth herein.

Junior Stock. The term "Junior Stock" shall mean, for purposes of Section 2 below, Common Stock and any other class or series of stock of the Corporation, whether now or hereafter authorized, which by the terms of the Certificate of Incorporation or of the instrument of the Board of Directors initially establishing such series pursuant to authority granted in the Certificate of Incorporation shall be subordinated to the Series F Preferred Stock in respect of the right to receive dividends, and, for purposes of Section 3 below, such term shall mean Common Stock and any other class or series of stock of the Corporation, whether now or hereafter authorized, that by the terms of the Certificate of Incorporation or of the instrument of the Board of Directors initially establishing such series pursuant to authority granted in the Certificate of Incorporation shall be subordinated to the Series F Preferred Stock in respect of the right to receive any assets upon liquidation, dissolution or winding up of the affairs of the Corporation.

Parity Stock. The term "Parity Stock" shall mean, for purposes of Section 2 below, any class or series of stock of the Corporation, whether now or hereafter authorized, which by the terms of the Certificate of Incorporation or of the instrument of the Board of Directors initially establishing such series pursuant to authority granted in the Certificate of Incorporation shall be entitled to receive payment of dividends pari passu with the Series F Preferred Stock, and, for purposes of Section 3 below, such term shall mean any class or series of stock of the Corporation, whether now or hereafter authorized, which by the terms of the Certificate of Incorporation or of the instrument of the Board of Directors initially establishing such series pursuant to authority granted in the Certificate of Incorporation shall be entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Corporation pari passu with the Series F Preferred Stock; provided, however, that nothing herein contained shall preclude the Board of Directors from fixing dividend rates and liquidating preferences for any series of Parity Stock which are different in amount from the dividend rates and liquidating preference applicable to the Series F Preferred Stock.

Senior Stock. The term "Senior Stock" shall mean, for purposes of Section 2 below, any class or series of stock of the Corporation, whether now or hereafter authorized, which by the terms of the Certificate of Incorporation or of the instrument of the Board of Directors initially establishing such series pursuant to authority granted in the Certificate of Incorporation shall rank senior to the Series F Preferred Stock in respect of the right to receive dividends, and, for purposes of Section 3 below, such term shall mean any class or series of stock of the Corporation, whether now or hereafter authorized, which by the terms of the Certificate of Incorporation or of the instrument of the Board of Directors initially establishing such series pursuant to authority granted in the Certificate of Incorporation shall rank senior to the Series F Preferred Stock in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Corporation.

Dividends.
----------

General. Subject to the preferences and other rights of any Senior Stock, and provided that dividends are simultaneously paid or declared on all Parity Stock, the holders of the Series F Preferred Stock shall be entitled to receive out of any funds or other property legally available therefor, when and as declared by the Board of Directors, dividends in an amount per share equal to ten thousand (10,000) times of the amount per share of dividends distributable to the holders of the Common Stock and to the holders of all Parity Stock, which dividends shall be payable on such date as may be established by the Board of Directors of the Corporation.

Preferential Status of Dividends on Series F Preferred Stock.
In no event, so long as any shares of the Series F Preferred Stock shall be outstanding, shall any dividend whatsoever, whether in cash, property or otherwise, be declared or paid, nor shall any distribution be made, on any Junior Stock, nor shall any Junior Stock be purchased or redeemed by the Corporation, nor shall any moneys be paid or made available for any sinking fund for the purchase or redemption of any Junior Stock, unless all unpaid accumulated and accrued entitlements on the outstanding shares of Series F Preferred Stock, to and including the date fixed for such declaration, payment or distribution with respect to any Junior Stock, shall have been either paid or declared and a sum sufficient for the payment thereof set apart.

Distributions upon Liquidation, Dissolution or Winding Up.
---------------------------------------------------------

         In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation, before any distribution or payment shall be made to the holders of Junior Stock, the holders of the Series F Preferred Stock shall be entitled to be paid all declared but unpaid dividends thereon, if any, to and including the date fixed for such distribution or payment in cash or in property (taken at its fair value as determined by the Board of Directors of the Corporation) or both, at the election of the Board of Directors. If such payment shall have been made in full to the holders of the Series F Preferred Stock, and if payment shall have been made in full to the holders of any Parity Stock of all amounts to which such holders shall be entitled, the holders of the Series F Preferred Stock shall be entitled to receive out of the remaining assets and funds of the Corporation shall be distributed an amount per share equal to ten thousand (10,000) times of the amount per share to be distributed to the holders of the Common Stock and to the holders of all Parity Stock and Junior Stock. If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the net assets of the Corporation distributable among the holders of all outstanding shares of the Series F Preferred Stock and of any Parity Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining after the distribution to holders of any Senior Stock of the full amounts to which they may be entitled, shall be distributed among the holders of the Series F Preferred Stock and of any Parity Stock rateably in proportion to the full amounts to which they would otherwise be respectively entitled. Neither the consolidation or merger of the Corporation into or with another corporation or corporations, nor the sale of all or substantially all of the Corporation's assets as or substantially as an entirety, nor the distribution to the stockholders of the Corporation of all or substantially all of the consideration received for such sale (provided that the Board of Directors, whose determination, absent bad faith or manifest error, shall be final, binding and conclusive, shall in good faith determine that such distribution is a dividend and not a distribution or payment in connection with the liquidation, dissolution or other winding up of the affairs of the Corporation), shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3.

Conversion.
----------

                  (a) Authorization of Conversion Shares. As soon as is practicable following the filing of this Certificate of Designation, the Corporation shall take such actions as are necessary to increase the number of authorized shares of the Corporation's Common Stock to an amount sufficient to permit the conversion, in full, of any and all shares of Series F Preferred Stock outstanding, from time to time, as provided below in this Section 4. Any issued shares of Series F Preferred Stock shall first become convertible, as provided below, upon the effectiveness of the increase in the authorized shares of the Corporation's Common Stock as aforesaid.

Optional Conversion. ^Subject to paragraph (a), above, any or all shares of the Series F Preferred Stock shall be convertible at any time, and from time to time, prior to December 31, 2005 at the option of the holder thereof, into fully paid and non-assessable shares of Common Stock of the Corporation upon surrender to the Corporation or its designee of the certificate or certificates representing the share or shares to be so converted, together with a written notice of election to convert, and, upon receipt by the Corporation or its designee of such notice and of such surrendered certificate or certificates with any appropriate endorsement thereon (as may be prescribed by the Board of Directors), any such holder shall be entitled to receive a certificate or certificates representing the shares of Common Stock into which such shares of Series F Preferred Stock are convertible, and any such holder shall be deemed to be a holder of record of such shares of Common Stock as of the time of such receipt by the Corporation its designee.

Mandatory Conversion. Subject to paragraph (a), above, upon the earlier to occur of (i) the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series F Stock or (ii) December 31, 2005, all shares of Series F Stock then outstanding shall be automatically converted, in full, into fully paid and non-assessable shares of Common Stock of the Corporation and shall cease to be outstanding, and each certificate theretofore representing shares of Series F Preferred Stock shall thereafter represent only the right to receive upon surrender to the Corporation or its designee of such certificates one or more certificates representing the shares of Common Stock of the Corporation into which the shares of Series F Preferred Stock represented thereby shall have been converted hereunder.

Basis for Conversion. The conversion rate under this Section 4 shall be ten thousand (10,000) shares of Common Stock for each share of Series F Preferred Stock which is converted. In connection with effecting any transfer of any Series F Preferred Stock to the Corporation for cancellation upon conversion of the same into Common Stock the Corporation may, but shall not be obliged to, issue a certificate or certificates for fractions of Common Stock in lieu thereof, the Corporation may pay cash equal to the fair value of such fraction of Common Stock as determined by the Board of Directors of the Corporation. Except as may otherwise be provided by law, shares of Series F Preferred Stock which have been converted shall be retired and restored to the status of authorized but unissued shares of Preferred Stock of the Corporation.

Authorized Common Stock; Reservation of Common Stock for Issuance Upon Conversion. Subject to the Corporation amending its Certificate of Incorporation to increase the number of authorized shares of Common Stock to an amount sufficient to permit conversion of all issued and outstanding shares of Series F Preferred Stock^, the Corporation shall ^reserve such number of authorized shares of Common Stock as is necessary to permit the conversion, in full, of such outstanding shares of Series F Preferred Stock as provided herein, ^which reserved shares shall be issued only in satisfaction of the conversion rights and privileges of the outstanding shares of Series F Preferred Stock, as aforesaid.

Reorganization, Reclassification, Consolidation, Merger and Sale of Assets. If any capital reorganization or reclassification of the capital stock of the Corporation, or any consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for shares of Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby each holder of Series F Preferred Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified in this paragraph and in lieu of Common Stock of the Corporation immediately theretofore receivable upon the conversion of a share of Series F Preferred Stock, such share or shares of the stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of such stock immediately theretofore receivable upon conversion of a share of Series F Preferred Stock, had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interest of the holders of shares of Series F Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Rate and of the number of shares receivable upon the conversion of Series F Preferred Stock) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion of a share of Series F Preferred Stock. The Corporation will not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation resulting from such consolidation or merger (if other than the Corporation), or the corporation purchasing such assets, shall, by written instrument in form and substance satisfactory to holders of a majority of the outstanding Series F Preferred Stock (who shall not unreasonably withhold or delay their approval) mailed or delivered to the addresses of such holders appearing on the books of the Corporation, assume the obligation to deliver to such holders such share or shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive. Upon each such adjustment of the basis for conversion, the Corporation shall give written notice thereof by first class mail, postage prepaid, addressed to the holders of shares of Series F Preferred Stock at the addresses of such holders as shown on the books of the Corporation. The notice shall state the conversion rate resulting from such adjustment and set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Notice. If at any time:

                  (d) the Corporation shall declare any cash dividend upon its Common Stock or Parity Stock;

                  (e) the Corporation shall declare any dividend upon its Common Stock or Parity Stock payable in stock or authorize any other distribution (other than regular cash dividends) to the holders of its Common Stock or Parity Stock;

                  (f) the Corporation shall offer for subscription pro rata to the holders of its Common Stock or Parity Stock any additional shares of stock or any class or other rights;

                  (g) there shall be any capital reorganization, or a reclassification of the capital stock of the Corporation or a consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation; or

                  (h) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, addressed to the holders of Series F Preferred Stock, at the addresses of such holders as shown on the books of the Corporation, (A) at least 20 days' prior written notice of the date on which the books of the Corporation shall close and a record date shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Each such notice made in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Shares shall be entitled thereto, and such notice made in accordance with the foregoing clause (B) shall also specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. The failure to give any such notice shall not invalidate any such corporate action.

Further Adjustments to Basis for Conversion. If any stock split, reverse stock split, combination of shares or other event occurs as to which, in the opinion of the Board of Directors, the other provisions of this Section 4 are not strictly applicable or, if strictly applicable, would not fairly protect the conversion rights of the holders of Series F Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such conversion rights as aforesaid, but in no event shall any such adjustment have the effect of reducing the basis for conversion as otherwise determined except in the event of a reverse stock split or combination of shares.

Dissolution, Liquidation and Winding Up. In the event of a judicial or non-judicial dissolution, liquidation or winding-up of the Corporation, the conversion rights and privileges of the holders of Series F Preferred Stock shall terminate on a date, as fixed by the Board of Directors of the Corporation, not more than 60 days and not less than 10 days before the date of such dissolution.

Voting Rights.
-------------

         The holders of shares of the Series F Preferred Stock shall have ten thousand (10,000) votes per share held and shall have the right to vote for any purpose as the holders of the Corporation's Common Stock. Notwithstanding the foregoing, unless the vote of the holders of a greater number of shares of the Series F Preferred Stock shall then be required by law, the consent of the holders of at least a majority of all of the shares of the Series F Preferred Stock at the time outstanding, given in person or by proxy by a vote at a meeting called for the purpose or by written consent pursuant to Section 228 of the Delaware Business Corporation Law, at or pursuant to which the holders of shares of the Series F Preferred Stock shall vote or act together as a separate class, shall be necessary for authorizing, effecting or validating (A) the creation, authorization or issue of any shares of any class of Senior Stock or Parity Stock, or (B) the reclassification of any authorized stock of the Corporation into Senior Stock or Parity Stock, or (C) the creation, authorization or issue of any obligation or security convertible into or evidencing the right to purchase any Senior Stock or Parity Stock.

Exclusion of Other Rights.
-------------------------

         Except as may otherwise be required by law, the shares of Series F Preferred Stock shall not have any preferences or relative, participating, optional or other special rights other than those specifically set forth in this resolution and in the Certificate of Incorporation of the Corporation.

Headings of Sections and Paragraphs.
-----------------------------------

         The headings of the various sections and paragraphs hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its President and Secretary, respectively, as of the ____ day of _______, 2005.


         ------------------------------------    -------------------------------
                                  , Secretary    Edward C. Levine, President
         -------------------------